                           PROXY STATEMENT PURSUANT TO SECTION 14(A)
                             OF THE SECURITIES EXCHANGE ACT OF 1934

                                       (AMENDMENT NO. ___)

               Filed by the Registrant /x/
               Filed by a Party other than the Registrant / /

               Check the appropriate box:

               /x/ Preliminary Proxy Statement
               / / Definitive Proxy Statement
               / / Definitive Additional Materials
               / / Soliciting Material Pursuant to Section 240.14a-11(c) or
                   Section 240.14a-12

                               DELUXE CORPORATION
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 JOHN H. LEFEVRE
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     ___________________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
     ___________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:
     ___________________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
     ___________________________________________________________________________

     * Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     ___________________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
     ___________________________________________________________________________

     (3) Filing Party:
     ___________________________________________________________________________

     (4) Date Filed:
     ___________________________________________________________________________

                      NOTICE OF ANNUAL SHAREHOLDERS MEETING
                             TO BE HELD MAY 9, 1994


To the Shareholders of Deluxe Corporation:

The annual meeting of the shareholders will be held at the Omni Houston Hotel, Four Riverway, Houston Texas, on Monday, May 9, 1994, at 6:30 p.m. for the following purposes:

1. to set the number of members of the board of directors at nine and to elect the nominees listed in the proxy statement;

2. to consider and act upon a proposal to renew the Company's employee stock purchase plan;

3. to consider and act upon a proposal to approve the Company's stock incentive plan, which would permit the issuance of up to 3 million shares of the Company's common stock. A copy of the plan is attached as Exhibit A to the proxy statement;

4. to consider and act upon a proposal to approve a performance share plan;

5. to consider and act upon a proposal to approve an annual incentive plan;

6. to consider and act upon a proposal to ratify the selection of Deloitte & Touche as independent auditors of the Company for the year ending December 31, 1994; and

7. to take action on any other business that may properly come before the meeting.

 Shareholders of record at the close of business on March 14, 1994, are entitled to vote at the meeting and at any adjournment of the meeting.

 Whether or not you expect to be present at the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure the presence of a quorum and save the Company further solicitation expense. For your convenience, a return envelope is enclosed which requires no postage if mailed in the United States. If you attend the meeting in person, your proxy will be returned to you upon request.


                                                      John H. LeFevre, Secretary


Dated: March 22, 1994

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU.

- -------------------------------------------------------------------------------
                               DELUXE CORPORATION
            1080 WEST COUNTY ROAD F, SAINT PAUL, MINNESOTA 55126-8201
- -------------------------------------------------------------------------------

                                 PROXY STATEMENT
                     ANNUAL SHAREHOLDERS MEETING TO BE HELD
                                   MAY 9, 1994



 The accompanying proxy is solicited by the board of directors of Deluxe Corporation in connection with the annual shareholders meeting of the Company to be held May 9, 1994, and any adjournment of the meeting.

 The cost of soliciting proxies, including the cost of preparing and mailing the notice of annual shareholders meeting and this proxy statement, will be paid by the Company. Solicitation will be primarily by mailing this proxy statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. In addition, the Company may retain services of an outside proxy solicitation firm to assist in the solicitation of proxies at its expense. If such proxy solicitation services are used, the Company expects that the cost thereof will not exceed $10,000. The Company may reimburse brokers, banks, and others holding shares in their names for others for the cost of forwarding proxy material and obtaining proxies from their principals.

 Proxies may be revoked at any time prior to the time they are voted by giving written notice of revocation to the secretary of the Company. Unless revoked, all properly executed proxies will be voted. This proxy statement and enclosed form of proxy are first being mailed to shareholders on March 22, 1994.

Only shareholders of record at the close of business on March 14, 1994, may vote at the meeting or at any adjournment. As of that date, there were _________ outstanding shares of $1 par value common stock of the Company, the only class of securities of the Company. Each shareholder of record is entitled to one vote for each share registered in his or her name. Cumulative voting is not permitted.

 Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the election of the nominees for director named in this proxy statement and for approval of the other proposals discussed herein. If an executed proxy card is returned and the shareholder has voted "abstain" on any matter (or "withhold authority" as to the election of any director), the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter. A shareholder may revoke his proxy at any time before it is voted by written notice to the secretary, or by filing with the secretary another proxy bearing a later date, or by appearing and voting at the meeting.

                         ITEM 1:  ELECTION OF DIRECTORS

 The board of directors recommends that the size of the board be set at nine persons and that the persons listed below be elected directors to serve until the annual shareholders meeting in 1995. All of the nominees are presently directors of the Company whose terms of office will expire at the May 9, 1994, shareholders meeting.

 HAROLD V. HAVERTY, age 63, has been president and chief executive officer of the company since 1986. Mr. Haverty has served on the board of directors since 1970 and as its chairman since February 1992; he also serves on the board of directors of Pentair Industries, Inc.

 EUGENE R. OLSON, age 67. From 1977 until his retirement in 1986, Mr. Olson was president and chief executive officer of the Company. He has served on the board of directors since 1971.

 EDWARD W. ASPLIN, age 71. From 1978 until his retirement in 1988, Mr. Asplin was chairman and chief administrative officer of Bemis Company, Inc. Bemis is a manufacturer of packaging material and equipment, graphics, and specialty chemicals. Mr. Asplin has served on the Company's board of directors since 1977; he also serves on the board of directors of Bemis Company, Inc.

 JOHN SCHREINER, age 60, has been president of The Sebastian Group, Inc. since 1984. The Sebastian Group is an economic consulting firm offering specialized services, including financial software services. Mr. Schreiner has served on the Company's board of directors since 1978.

 JERRY K. TWOGOOD, age 53, has been executive vice president and chief operating officer of the Company since 1988. He has served on the Company's board of directors since 1987.

 WHITNEY MACMILLAN, age 64, has been chairman and chief executive officer of Cargill, Incorporated since 1977. Cargill is a privately held international processor and marketer of agricultural and other bulk commodities. Mr. MacMillan has served on the Company's board of directors since 1988.

 DR. JAMES J. RENIER, age 64. From 1988 until his retirement in 1993, Dr. Renier was chairman and chief executive officer of Honeywell Inc. Honeywell is a manufacturer of control systems, providing products and services for use in houses, commercial and industrial buildings, and aviation, throughout the world. Dr. Renier has served on the Company's board of directors since 1990. He also serves on the boards of directors of Honeywell Inc., the NWNL Companies, and First Bank System, Inc.

 BARBARA B. GROGAN, age 46, has been president and chief executive officer of Western Industrial Contractors, Denver, Colorado, since 1982. Ms. Grogan is the founder of Western Industrial, which specializes in the moving and installation of heavy industrial equipment. Ms. Grogan was elected to the Company's board of directors in 1991.

 ALLEN F. JACOBSON, age 67. From 1986 until his retirement in 1991, Mr. Jacobson was chairman and chief executive officer of 3M Company. 3M is a provider of goods and services to industrial, commercial, health care, and consumer markets throughout the world. Mr. Jacobson was elected to the board of directors in 1991. He also serves on the boards of directors of 3M, Valmont Industries, Inc., U.S. West, Inc., Northern States Power Company, Potlatch Corporation, Mobil Corporation, Sara Lee Corporation, Prudential Insurance Company, Silicon Graphics, Inc., Alliant Techsystems, Inc., and Abbott Laboratories.

 Unless authority to vote is withheld, the proxies will vote to elect the above listed nominees. Shareholders are not entitled to cumulate votes for the election of directors. If any of the above are not candidates for election at the meeting, which is not presently anticipated, the proxies will vote for such other person or persons as they in their discretion may determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The only person known to the Company to be the beneficial owner of more than 5 percent of the Company's common stock is INVESCO MIM, Inc., 1315 Peachtree Street NE, Atlanta, Ga., 30309, which reported its beneficial ownership as of December 31, 1993, on a schedule 13G filed with the Securities and Exchange Commission. The filing indicates that INVESCO has shared voting and dispositive power with respect to 7,904,125 shares (9.6 percent of the total shares outstanding, as of December 31, 1993).

 As of March 14, 1994, the directors and executive officers of the Company beneficially owned the following shares of the Company's common stock.


           DIRECTORS                         TOTAL              OPTIONS
                                      (INCLUDES OPTIONS    (MAY BE EXERCISED
                                     SHOWN IN NEXT COLUMN)  WITHIN 60 DAYS)

Harold V. Haverty                          139,841              82,253

Eugene R. Olson                             18,734

Edward W. Asplin                            17,500

John Schreiner                               1,500

H. William Lurton                            2,400
   (not standing for re-election)

Jerry K. Twogood                            51,017              29,794

Whitney MacMillan                            5,000

Dr. James J. Renier                          1,010

Barbara B. Grogan                               30

Allen F. Jacobson                            1,000


EXECUTIVE OFFICERS *

Harold V. Haverty                            Above               Above

Jerry K. Twogood                             Above               Above

Charles M. Osborne                          22,270              13,147

Arnold A. Angeloni                          38,284              27,033

Kenneth J. Chupita                          50,035              33,842

DIRECTORS AND EXECUTIVE OFFICERS           348,621             186,069
AS A GROUP (13 PERSONS)


 The number of shares held by the directors and executive officers, individually and as a group, is less than 1 percent of the outstanding shares of the Company. Voting and investment powers as to the above shareholdings are held solely by the director or executive officer or by the director or executive officer and his or her spouse, except with respect to the following shares, which are held solely in the name of the spouse: Mr. Olson, 9,500; Mr. Twogood, 248; Mr. Angeloni, 102. The above shareholdings do not include 900,000 shares held by the Deluxe Employees Retirement Trust Common Fund in which Messrs. Haverty, Olson, Twogood, Osborne, Angeloni, and Chupita have a total indirect interest of approximately .6 percent.


* Pursuant to the stock incentive plan described under item 3 hereof, subject to shareholder approval of this plan, the following executive officers have received restricted stock units as of January 3, 1994: Mr. Haverty - 10,738, Mr. Twogood - 6,979, Mr. Osborne - 2,732, Mr. Angeloni - 2,673, and Mr. Chupita - 2,276. The executive officers do not have voting or dispositive powers with respect to such restricted stock units.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

 The compensation committee of the board has overall responsibility for compensation actions affecting the Company's officers. Specifically, the committee is responsible for:

- -  Developing an executive compensation philosophy and administrative policies.

- - Determining all compensation actions for the chief executive officer and the chief operating officer.

- -  Reviewing and approving all compensation actions for other Company officers.

- - Approving the design of all short- and long-term incentive compensation programs.

- -  Reviewing competitive data for officer positions.

- -  Ensuring the Company's practices are in-line with stated policies.

- - Administering all officer compensation programs including selecting performance measures and standards for incentive plans, determining appropriate targets/grants for incentive awards, and administering the stock compensation program.

 The committee has access to and has met with independent compensation consultants, and has access to competitive data regarding external compensation levels and practices.

A YEAR OF CHANGE FOR DELUXE

 During 1993, the committee worked with management and an independent compensation consultant to revise the Company's approach and philosophy toward executive compensation. Accordingly, this report presents details of both the old and new approaches to compensation.

 The description of both the old and the new programs, along with disclosure required for a new tax law change, has led to a longer committee report than would normally be expected. The committee believes a description of the new compensation program, much of which does not take effect until January 1, 1994, should be included here, so that shareholders will understand the compensation approach that will be in place for 1994.

 The remainder of this report describes the old and new programs, and actions taken by the committee during 1993.

PHILOSOPHY

 The Company seeks to develop a compensation program that:

- -  Attracts, retains and motivates a top quality management team.

- -  Links compensation to performance, both short- and long-term.

- - Aligns the interests of shareholders and management by encouraging and rewarding financial performance, thereby increasing shareholder value.

- -  Targets compensation at a competitive level commensurate with performance.

- - Provides compensation programs that are competitive, both in terms of level and design.

 Historically, the Company has valued and rewarded sustained performance by establishing compensation programs that allow for annual merit increases to base salary, annual stock option grants, and annual cash bonuses in which approximately 7,000 employees participate.

 Although the current compensation program has served the Company well historically, the compensation committee decided to review and revise its approach to executive compensation for 1994 and future years. This new approach, described below, is consistent with the Company's overall compensation objectives and the compensation committee believes will strengthen the link between pay and performance.

COMPONENTS OF CURRENT COMPENSATION PROGRAM

 BASE SALARIES. Base salaries are intended to provide a basic level of compensation and are, therefore, the least variable component of the overall program. As a general matter, historically, the Company targeted salaries to be between the 50th and 75th percentiles of total cash compensation for comparably sized employers in general industry. This analysis included many of the companies included in the total shareholders return graph, but was intended to capture competitive wage rates in the broader U.S. market. The Company's base salary philosophy was based upon the Company's annual incentive policy (see below) and the Company's historical level of superior financial and stock performance.

 ANNUAL INCENTIVE COMPENSATION. Company officers have participated in a broad-based annual cash bonus program that rewards employees for the Company's overall level of profitability. This program produced incentive awards for officers well below conventional external standards (as disclosed in recent proxy statements). For example, annual incentive awards for named executive officers ranged from 2 to 2.2 percent of salary in 1993. It was and is the policy of the Company to provide total cash compensation (base salary plus annual incentive compensation) that is in-line with competitive standards given the Company's relative level of performance.

 LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation plan has consisted solely of stock options. The Company generally grants stock options each year to its officers. Stock options are granted at an exercise price equal to the fair market value on the date of grant, carry a 10-year term, and vest in stages over a three-year period. The Company's policy has been to grant stock options at approximately the 75th percentile of competitive practice of comparably sized employers in general industry.

 For further discussion concerning the bases for compensation during 1993 of the executive officers named in this proxy statement, see the section entitled "1993 Compensation Actions" contained in this report.

COMPENSATION PROGRAMS FOR 1994 AND FUTURE YEARS

 During 1993, the compensation committee conducted a comprehensive review of the Company's officer compensation program. As a result of this review, the compensation committee elected to revise the program for 1994 and future years. The new program is described below:

 BASE SALARIES. In conjunction with the proposed new incentive compensation programs described below, base salaries have been reduced from the former range of the 50th to 75th percentile to a target of the 50th percentile of base salary compensation for comparably sized companies in general industry. Base salaries for most officers have been reduced from 1993 levels by amounts ranging from 4 to 25 percent. Reduction for the named executive officers ranged from 15 to 25 percent. The salary of the chief executive officer was reduced $200,000 and the salaries of the other named executive officers were reduced in amounts ranging from $42,400 to $130,000 for 1994. In some cases, these salary adjustments have brought base salaries in-line with the new salary targets. In other cases, the new salaries are still above the 50th percentile levels and will remain frozen until the targeted level is reached. It is expected that all officers' base salaries will be in-line with the Company's new base salary policy within five years. As discussed further below in item 3, certain of these officers were provided a one-time grant of restricted stock units under the Company's new stock incentive plan, subject to shareholder approval of that plan.



 ANNUAL INCENTIVE COMPENSATION. A formal annual incentive plan has been developed for 1994 and future years based upon Company-wide financial performance targets and, for plan participants other than named executive officers, other performance standards established from time to time by the committee. An incentive pool will be created based upon the Company's return on average capital employed (ROACE) performance relative to the S&P 500. In general, the plan provides for a cash incentive pool that is funded based upon the Company's ROACE performance relative to the S&P 500. If ROACE is below the 50th percentile of the S&P 500, the incentive pool will be $0. For performance above this level in 1994, the aggregate incentive pool will equal:

  -1 percent of income from operations between the 50th and 75th percentile of
     S&P 500 ROACE, plus
  -2 percent of income from operations between the 75th and 90th percentile of
     S&P 500 ROACE, plus
  -3 percent of income from operations above the 90th percentile of S&P 500
     ROACE.

 The compensation committee plans to reset performance standards periodically. The compensation committee will review current standards versus S&P 500 performance each year and will determine when it is appropriate to reset the performance standards.

 As stated above, some of the officers' salaries have not yet reached the Company's new 50th percentile target. Accordingly, the committee plans to reduce individual incentive payments in direct proportion to the degree to which such salaries exceed this target until all base salaries reach the new policy level.

 Officer incentive awards will be determined from this pool based upon performance versus pre-established, objective, individual performance goals. For the named executive officers, the Company will provide incentive awards, subject to shareholder approval, based upon a pre-determined formula tied strictly to ROACE performance, with possible downward adjustment based upon committee evaluation of executive overall performance. This method is intended to bring the incentive awards made to executive officers under the proposed new annual incentive plan into compliance with Section 162(m) of the Internal Revenue Code of 1986 as amended (IRC 162(m)) regarding deductibility of certain executive compensation. This program is described in more detail in item 5 of this proxy statement, in connection with the Company's solicitation of shareholder approval of the annual incentive plan.

 LONG-TERM INCENTIVE COMPENSATION. A revised long-term incentive plan has been developed for 1994 and future years that combines stock options and a performance share program. The level of long-term incentive grants will be targeted to the 50th percentile of the level of long-term incentive compensation provided by comparably sized companies in general industry. The compensation committee may adjust aggregate grants above or below this level based upon the Company's financial or stock performance.

 The new performance share plan will involve periodic grants of performance-based restricted stock units that are earned based on the Company's total shareholder return (TSR) relative to the S&P 500 over the performance period specified for each grant. In all instances, if TSR is below the 50th percentile of the S&P 500 for a reference period specified by the compensation committee, the performance-based stock units granted will not vest. For performance above this level during the initial performance period commencing in 1994, share units will vest as follows:


 -50 percent of granted share units vest for 50th percentile TSR performance. -100 percent of granted share units vest for 75th percentile TSR performance. -150 percent of granted share units vest for 90th percentile TSR performance.

 For performance achievements in excess of the 50th percentile, which fall between such percentile levels, the number of stock units which vest will be ratably adjusted to the nearest whole number.

 Performance standards under the plan may be reset by the compensation committee for each performance period.

 Grants of stock options and other stock-based incentive compensation are described in this proxy statement in item 3, in connection with the Company's solicitation of shareholder approval of the stock incentive plan. Included in this proposal is a per employee limitation on annual stock option and other stock-based incentive grants. This is intended to bring such stock grants into compliance with IRC 162(m) discussed above. The performance share plan is described in more detail in item 4 of this proxy statement, in connection with the Company's solicitation of shareholder approval of the performance share plan. The provisions of this plan are also intended to comply with IRC 162(m). Awards of performance share units under the performance share plan, however, are also subject to certain provisions of the proposed stock incentive plan (including the per employee limitation on annual stock-based incentive compensation). Therefore, if the Company's shareholders do not approve item 3 at the 1994 annual meeting of shareholders, the performance share plan, even if separately approved by the shareholders at that meeting, will not become effective.

1993 COMPENSATION ACTIONS

 During 1993 the compensation committee established target compensation ranges for the Company's officers, including its named executive officers, by reference to a comparative analysis of the compensation levels (base salary, bonus and long-term incentive compensation) of 441 companies which shared with the Company some combination of the following characteristics: comparable sales volume, comparable employment level, parallel level of business diversification and commitment to manufacturing as a core-business activity. In establishing compensation levels for the Company's officers in preceding years, the compensation committee also conducted comparative analyses using similar reference groups of companies. For the purpose of comparing the Company's performance to a published industry or line-of-business index as required by SEC rules and as shown in the shareholder return graph, the Company selected Standard & Poor's Miscellaneous Industry Group index. While the compensation committee believes that this is a meaningful comparison of the Company's performance as to shareholder return, for the purposes of establishing target compensation ranges for the Company's officers, the compensation committee has determined that the larger group used in this comparative analysis provides a broader and more meaningful comparison of competitive compensation. Further discussion of the target levels set by the compensation committee with respect to base salaries, bonuses and long-term incentive compensation is contained in the section of this report entitled "Components of Current Compensation Program" above.

 In determining the individual base salary level, bonus, long-term incentive compensation and annual compensation adjustment of each of the Company's officers during 1993, including its named executive officers, the following factors were considered: individual performance in relation to the executive's responsibilities, financial and operational performance of the operations directed by the executive (including profitability under prevailing business conditions, budget performance, customer acceptance of products and services, and innovation), time in position, experience, potential for advancement, responsibility and current compensation in relation to the amount designated for the position. These factors were considered subjectively in the aggregate and none of the factors was accorded a specific weight.

CEO COMPENSATION

 Each of the above factors was considered in setting Mr. Haverty's compensation for 1993. Except as discussed below, these factors were considered subjectively and none of the factors was given a specific weight in determining Mr. Haverty's compensation.

 Mr. Haverty has been chief executive officer of the Company since 1986. In spite of the economic conditions and technological changes affecting the Company's core business, during Mr. Haverty's tenure as chief executive officer, the Company has continued to expand its product offerings through internal development and strategic acquisitions, while continuing to achieve above average financial results. These criteria are of greatest importance to the committee and are believed to be the most significant in attaining long-term corporate earnings targets.

 Effective in January 1993, Mr. Haverty's base salary was increased by $25,000 to $802,500 or 3.2 percent. In considering the factors discussed above, the compensation committee subjectively took into account the strong financial performance of the Company in 1992 in establishing Mr. Haverty's base salary. Annual incentive payments (under the broad-base plan) to Mr. Haverty during 1993 totaled $16,452 (or 2.1 percent of Mr. Haverty's base salary) and reflected the Company's 1993 earnings performance. Mr. Haverty also received 35,000 stock options in August 1993 under the Company's long-term incentive program. The stock options were granted at $36.375 (the fair market value on the date of grant), carry a 10-year term, and vest over a three-year period. Stock options were targeted to the 75th percentile of competitive practice of comparably sized employers in general industry.

 As discussed above, the Company developed a new approach to executive compensation for 1994 and future years. Given the nature of the program changes, including a reduction in Mr. Haverty's base salary for 1994 of $200,000 (or approximately 25 percent), the Company provided Mr. Haverty with a one-time restricted stock grant in January 1994 of 10,738 restricted stock units, subject to approval of the stock incentive plan at the 1994 annual meeting of shareholders.

COMPLIANCE WITH IRC 162(M) PROVISIONS

 The compensation committee believes that it is important for the Company to continue to be able to take all available tax deductions with respect to compensation paid its executive officers. Therefore, as stated earlier in this report, the Company intends to take the actions necessary under IRC 162(m) to continue to qualify for the tax deduction of executive compensation. The Omnibus Budget Reconciliation Act of 1993 created this new tax limitation governing the deductibility of compensation in excess of $1 million paid to the five named executive officers of publicly traded companies. IRC 162(m) requires, among other things, that the Company obtain shareholder approval of various elements of the compensation program. The committee believes that compensation levels of the named executive officers set for 1994 are unlikely to reach deductibility limits. These proxy materials include proposals for a new stock incentive plan and two additional compensation plans that, if approved, are expected to allow the Company to fully deduct all compensation to executive officers due to the formal linking of most elements of pay to Company performance.

IN SUMMARY

 This year's compensation committee report is longer than usual in view of the large number of changes to the executive compensation program over the past year. The committee believes these changes were made in shareholders' interests, create a clear link between pay and performance, and a better tie between the compensation program and the Company's executive compensation philosophy.

Edward W. Asplin - Chairman
Barbara B. Grogan
Allen F. Jacobson
James J. Renier

                      TABLE I - SUMMARY COMPENSATION TABLE




                                                                                                ALL OTHER
                                              ANNUAL                               LONG TERM  COMPENSATION
                                           COMPENSATION                          COMPENSATION (1992 & 1993)
                                    --------------------------                   ------------ ------------

                                                                  OTHER ANNUAL       STOCK
NAME AND PRINCIPAL POSITION         YEAR      SALARY     BONUS   COMPENSATION(1)    OPTIONS        (2)
- ---------------------------         ----     --------   ------   --------------     -------     --------


Harold V. Haverty                   1993     $802,500   $16,452      $8,953          35,000     $122,730
Chairman of the Board,              1992     $777,500   $30,883           0          34,931     $122,552
President, and Chief Executive      1991     $727,500   $28,166           0          29,079
Officer

Jerry K. Twogood                    1993     $582,500   $12,840      $3,775          22,000      $86,349
Executive Vice President and        1992     $562,500   $21,353           0          22,271      $84,802
Chief Operating Officer             1991     $492,500   $18,333           0          17,197

Charles M. Osborne                  1993     $342,200    $7,515        $467          11,000      $50,460
Senior Vice President and           1992     $329,200   $13,420           0          11,260      $49,495
Chief Financial Officer             1991     $291,300   $12,451           0           8,775

Arnold A. Angeloni                  1993     $334,600    $6,920      $1,107          11,000      $50,213
President, Business Systems         1992     $315,600   $11,872           0          10,792      $48,769
Division                            1991     $267,700   $11,018           0           8,065

Kenneth J. Chupita                  1993     $285,700    $5,443      $5,062           9,000      $43,826
Senior Vice President               1992     $274,700    $9,067           0           8,660      $44,037
                                    1991     $244,700    $7,421           0           7,286

(1) UNDER THE COMPANY'S DEFERRED COMPENSATION PLAN, INTEREST WAS CREDITED ON DEFERRED COMPENSATION
AT THE ANNUAL RATE OF 9.25 PERCENT.

(2)ALL OTHER COMPENSATION CONSISTS OF (A) CONTRIBUTIONS TO PROFIT SHARING AND RETIREMENT PLANS, (B)
AMOUNTS CREDITED TO A SUPPLEMENTAL RETIREMENT PLAN (PROFIT SHARING ALLOCATIONS IN EXCESS OF EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974 (ERISA) LIMITATIONS), AND (C) AMOUNTS CREDITED TO A DEFERRED
COMPENSATION PLAN AS BENEFIT PLAN EQUIVALENTS. FOR 1993, THESE AMOUNTS WERE AS FOLLOWS: FOR MR. HAVERTY,
$30,000, $80,130 AND $12,600, RESPECTIVELY; FOR MR. TWOGOOD, $30,000, $56,349 AND $0; FOR MR. OSBORNE,
$30,000, $20,460 AND $0; FOR MR. ANGELONI, $30,000, $18,113 AND $2,100; FOR MR. CHUPITA, $30,000, $7,946 AND
$5,880.


                TABLE II - OPTION GRANTS IN LAST FISCAL YEAR (1)



                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
                                                      INDIVIDUAL GRANTS                      PRICE APPRECIATION FOR OPTION TERM
                                     ---------------------------------------------------     ----------------------------------
                                                % OF TOTAL
NAME AND PRINCIPAL POSITION                       OPTIONS
                                                GRANTED TO
                                    OPTION       EMPLOYEES       EXERCISE
                                    SHARES       IN FISCAL        OR BASE      EXPIRATION          5%              10%
                                    GRANTED        YEAR            PRICE          DATE         ($59.41)(2)    ($95.097)(2)
- -------------------------------    --------     ----------       --------      -----------     -----------    ------------

Harold V. Haverty                   35,000          8.82%         $36.375        9/19/03          $809,060       $2,055,270
Chairman of the Board,
President, and Chief Executive
Officer

Jerry K. Twogood                    22,000          5.54%         $36.375       09/19/03          $508,552       $1,291,884
Executive Vice President and
Chief Operating Officer

Charles M. Osborne                  11,000          2.77%         $36.375       09/19/03          $254,276         $645,942
Senior Vice President and
Chief Financial Officer

Arnold A. Angeloni                  11,000          2.77%         $36.375       09/19/03          $254,276         $645,942
President, Business Systems
Division

Kenneth J. Chupita                   9,000          2.27%         $36.375       09/19/03        $9,174,740      $23,306,762
Senior Vice President

All Optionees  (__ employees)      396,900        100.00%         $36.375       09/19/03        $9,174,740      $23,306,762

All shareholders (3)                  NA            NA               NA            NA       $1,910,306,841   $4,852,787,607

All optionees' value as a                                                                            0.48%            0.48%
 percent of all shareholders'
 value

(1) STOCK OPTIONS WERE GRANTED AT AN OPTION PRICE NOT LESS THAN THE FAIR MARKET VALUE OF THE COMPANY'S COMMON
STOCK ON THE DATE OF GRANT. ALL OPTIONS GRANTED IN 1993 ARE EXERCISABLE IN CUMULATIVE INSTALLMENTS AS FOLLOWS:
ONE-THIRD AFTER ONE YEAR; TWO-THIRDS AFTER TWO YEARS; AND ALL OPTION SHARES AFTER THREE YEARS FROM THE DATE OF GRANT.

(2) THE STOCK PRICES AT 5 AND 10 PERCENT ANNUAL APPRECIATION ARE FOR ILLUSTRATION ONLY.

(3) FOR "ALL SHAREHOLDERS" THE VALUE IS BASED ON A PRICE PER SHARE OF $36.375, THE CLOSING PRICE OF THE COMMON STOCK
ON AUGUST 19, 1993, THE DATE OF THE OPTION GRANT, AND THE NUMBER OF OUTSTANDING SHARES ON THAT DATE.


          TABLE III - AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUES


                                                                                                   VALUE OF UNEXERCISED
                                  OPTION EXERCISES IN LAST        NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                         FISCAL YEAR           OPTIONS AT FISCAL YEAR END           FISCAL YEAR END (2)
                                  ------------------------     --------------------------        ------------------------
                                    SHARES
NAME AND PRINCIPAL POSITION        ACQUIRED        VALUE                       UNEXERCIS-      EXERCISABLE     UNEXERCIS-
                                  ON EXERCISE   REALIZED (1)    EXERCISABLE       ABLE                            ABLE
- -------------------------------   -----------   ----------      -----------    -----------    ------------    ------------

Harold V. Haverty                   23,730       $281,794          82,253         67,980          $192,515         $0
Chairman of the Board,
President, and Chief Executive
Officer

Jerry K. Twogood                    12,936       $147,835          29,794         42,579           $43,830         $0
Executive Vice President and
Chief Operating Officer

Charles M. Osborne                     0             $0            13,147          21,431          $16,829         $0
Senior Vice President and
Chief Financial Officer

Arnold A. Angeloni                     0             $0            27,033          20,822          $77,481         $0
President, Business Systems
Division

Kenneth J. Chupita                     0             $0            33,842          17,201         $163,211         $0
Senior Vice President



(1) VALUE REALIZED IS THE DIFFERENCE BETWEEN THE OPTION EXERCISE PRICE AND THE CLOSING PRICE PER SHARE ON THE NEW
YORK STOCK EXCHANGE ON THE DATE OF EXERCISE MULTIPLIED BY THE NUMBER OF SHARES ACQUIRED ON EXERCISE.

(2) VALUE DETERMINED BY MULTIPLYING THE DIFFERENCE BETWEEN THE OPTION EXERCISE PRICE AND THE CLOSING PRICE PER
SHARE ON THE NEW YORK STOCK EXCHANGE ON DECEMBER 31, 1993, BY THE NUMBER OF OPTION SHARES.

                           TOTAL SHAREHOLDERS RETURN *
                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                             (DIVIDENDS REINVESTED)
      DELUXE CORPORATION, S&P 500 INDEX & S&P MISCELLANEOUS INDUSTRY GROUP


                                    1988      1989      1990      1991      1992      1993
                                   -----     -----     -----     -----     -----     -----
DELUXE                             100.0     142.0     149.8     174.7     212.6     170.8

S&P 500 STOCK INDEX                100.0     131.7     127.6     166.5     179.1     197.2

S&P MISCELLANEOUS                  100.0     138.4     135.2     170.6     190.7     219.5
INDUSTRY GROUP (23 COMPANIES)


MEETINGS AND COMPENSATION OF DIRECTORS

 There were seven meetings of the board of directors in 1993.


 The board of directors has an audit committee, a compensation committee and a nominating committee. The audit committee, which is composed of Messrs. Asplin, Schreiner, MacMillan, and H. William Lurton, reviews the reports of the independent public accountants and the Company's internal auditors. The audit committee held two meetings in 1993. The compensation committee, which is composed of Messrs. Asplin, Renier, Jacobson and Ms. Grogan, is responsible for setting the compensation of the chief executive and executive vice president of the Company, reviewing and approving compensation increases for the other Company officers, and administering the Company's stock option, stock incentive, and deferred compensation plans. The compensation committee held five meetings in 1993. The nominating committee, which consists of Messrs. Lurton, Jacobson, Schreiner, Renier, MacMillan and Ms. Grogan, reviews the qualifications for election to the board of directors and identifies prospective nominees for consideration by the board. The nominating committee held one meeting in 1993. The nominating committee will consider recommendations by shareholders. Such recommendations should be submitted by mail, addressed to the nominating committee in care of the secretary of the Company.

 During 1993, each director attended at least 75 percent of the aggregate of:
(i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which he or she served.

 Directors who are employees of the Company do not receive compensation for service on the board other than their compensation as employees. Directors who are not employees of the Company each receive a $28,000 annual board retainer. An additional $11,600 annual committee retainer is paid to the chair of each committee, and a $6,600 annual committee retainer is paid to each other member of a committee.

 Additionally, if the stock incentive plan described in item 3 below is approved by the Company's shareholders, non-employee directors will also receive: (i) one-time awards, as of the date of the 1994 annual meeting and, thereafter, as of the date of any new director's initial election to the board of directors, of 1,000 shares of restricted stock, vesting in three, equal annual installments, and (ii) annual grants of non-tax-qualified options to purchase 1,000 shares of Company common stock, having an exercise price equal to 100 percent of the fair market value per share on the date of grant, exercisable six months after grant, and expiring on the tenth anniversary thereafter.

 Non-employee directors may, if they wish, defer payment of their board fees paid in cash until termination of their service on the board. Any amounts deferred are retained by the Company and credited with interest at the prime rate until they are paid. Messrs. Asplin and Lurton elected to defer receipt of their 1993 board fees under this plan.

 Non-employee directors with at least five years of service who resign or are not nominated for re-election are entitled to benefits under a board retirement plan. Under the plan, an annual payment equal to the annual board retainer in effect on the date of retirement is paid to the retiree for the lesser of 10 years or the number of years the retiree served on the board as a non-employee director. Retirement payments do not extend beyond the lifetime of the retiree and are contingent upon the retiree's availability for consultation with management and refraining from engaging in any activity in competition with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

 The committee consists of four independent directors, none of whom is or has been an officer of the Company. The Company has no compensation committee interlocks-that is, no officer of the Company serves as a director or a compensation committee member of a company that has an officer or former officer serving on Deluxe's board or compensation committee.

              ITEM 2:  TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN

 The board of directors has determined that participation by employees as shareholders of the Company contributes to the success of the Company. Accordingly, the board recommends the approval of a five-year renewal of the employee stock purchase plan. By its terms, the present plan will expire on February 1, 1995.

THE PLAN

 The employee stock purchase plan was originally adopted by the shareholders in 1966 and has been continually in effect since that time. As of March 14, 1994, approximately 14,000 employees were eligible to participate in the plan and approximately 9,300 were participating. If the proposed renewal of the plan is approved by the shareholders, the plan will expire on February 1, 2000.

THE TERMS OF THE PLAN

 The plan provides for voluntary participation through payroll deductions. All full-time employees who have been with the Company for at least 12 months are eligible to participate. Each employee who elects to participate may authorize the deduction of up to 10 percent of his or her basic compensation (not including overtime, bonuses or other extra compensation) for the purpose of purchasing shares under the plan. The Company does not pay interest on the amounts deducted, and the employee is not entitled to vote the shares or receive dividends until he or she receives his or her certificates for shares purchased. An employee may withdraw from the plan at any time and have his or her current deductions returned, but he or she may not rejoin the plan for 12 months.

 Each quarter, each participating employee has purchased for him or her as many shares, but not less than two, as the amount in his or her account will purchase at 75 percent of the fair market value on that date.

 Shares issued under the plan are shares of the Company's common stock, $1 par value. The price of the shares varies with the market price of the Company stock, as determined by the closing price of the shares on The New York Stock Exchange on the applicable quarter date. On March 14, 1994, the closing price of the shares was $_____ per share. To the extent the amounts in an employee's account are not used for the purchase of shares, such amounts are held and applied to the purchase of shares in the next quarter. During the period commencing with the last five-year renewal of the plan during May, 1990, through February 1, 1994, approximately 3,175,000 shares have been purchased by employees under the plan.

FEDERAL TAX CONSEQUENCES

 The following is a summary of the principal federal income tax consequences of the acquisition of shares under the plan. At the time stock is acquired, the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of common stock at that time exceeds the purchase price. The tax consequences to a participant upon a disposition of shares acquired under the plan will depend on how long the shares have been held. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under the plan.

 Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares acquired pursuant to the plan may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the acquisition of such shares. Accordingly, the amount of any ordinary income recognized and the amount of the Company's tax deduction are determined as of the end of such period.

SHARES TO BE ISSUED DURING THE RENEWAL

 The Company may issue currently unissued shares under the plan, or it may go into the market and purchase shares for issuance under the plan. As it has been administered, only treasury shares have been sold under the plan. The Company has not issued new shares for this purpose. Shares issued under the plan may in some instances cost the Company more than it receives from the employees as their purchase price.

 The plan may be altered, amended or discontinued by the board of directors at any time, except it cannot be amended to increase the number of shares that may be sold under the plan, decrease the price at which shares may be sold, or extend the duration of the plan without the approval of the shareholders.

 If approved by the shareholders, no more than 5 million shares could be purchased during the five-year renewal of the plan. In the event of a change in the common stock of the Company through stock dividends, recapitalizations resulting in stock split-ups, combinations, or exchanges of shares or otherwise, the number of shares that could be purchased under the plan would be adjusted.


BOARD RECOMMENDATION

 The board of directors recommends a vote "FOR" the proposal to approve the employee stock purchase plan. The affirmative vote of a majority of the shares of common stock entitled to vote and present in person or by proxy at the annual meeting of shareholders will be necessary for approval of the plan.

                  ITEM 3:  TO APPROVE THE STOCK INCENTIVE PLAN

 On December 22, 1993, the board of directors, upon the recommendation of the compensation committee, adopted the stock incentive plan, subject to the approval of the plan by the shareholders at the 1994 annual meeting of shareholders. A copy of the plan is attached as Exhibit A to this proxy statement, and the following discussion of the plan is qualified by reference to the full text of the plan.

 The purpose of the plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company's business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.

ADMINISTRATION

 With the exception of the provisions applicable to non-employee directors, which are discussed below, the plan is administered by the compensation committee of the board of directors. The committee has the authority to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of common stock covered by such awards, to set the terms and conditions of such awards, and to determine whether the payment of any amounts received under any award shall or may be deferred. The committee has the authority to establish rules for the administration of the plan, and determinations and interpretations with respect to the plan are at the sole discretion of the committee, whose determinations and interpretations are binding on all interested parties. The committee may delegate to one or more officers, or the board of directors may exercise, the committee's powers and duties under the plan with respect to individuals who are not subject to Section 16 of the Exchange Act.

TERMS OF THE PLAN

 The plan permits the granting of a variety of different types of awards: (a) stock options, including incentive stock options meeting the requirements of
Section 422 of the IRC, and stock options that do not meet such requirements (non-qualified stock options); (b) stock appreciation rights (SARs); (c) restricted stock and restricted stock units; (d) performance awards; (e) dividend equivalents; and (f) other awards valued in whole or in part by reference to or otherwise based upon the Company's common stock (other stock-based awards). Awards may be granted alone, in addition to, in tandem with, or in substitution for any other award granted under the plan or any other plan. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive cash, shares of common stock, or other securities, awards or property, or any combination thereof, as the committee shall determine. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award may be not less than 100 percent of the fair market value of the Company's common stock on the date of the grant of such option, SAR or right. Determinations of fair market value under the plan are made in accordance with methods and procedures established by the committee.

 Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the committee, in whole or in part by the tendering of shares of common stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price.

 The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

 Shares of restricted stock and restricted stock units will be subject to such restrictions as the committee may impose (including any limitations on the right to vote or the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the committee may determine. Restricted stock may not be transferred by the holder until the restrictions established by the committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the committee, to receive shares of common stock at some future date. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the committee determines otherwise.

 Performance awards provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the committee shall establish. A performance award granted under the plan may be denominated or payable in cash, shares of common stock or restricted stock or restricted stock units, or other securities, awards or property. Dividend equivalents entitle the holder thereof to receive payments (in cash, shares or otherwise, as determined by the committee) equivalent to the amount of cash dividends with respect to a specified number of shares. The committee is also authorized to establish the terms and conditions of other stock-based awards.

RESTRICTIONS ON AWARDS AND TRANSFERS

 No person may be granted any award or awards under this plan (including the proposed performance share plan) of more than 90,000 shares, in the aggregate, in any calendar year. The foregoing annual limitation specifically includes the grant of any "performance-based" awards within the meaning of IRC 162(m). Furthermore, no more than 1,000,000 shares, in the aggregate, may be issued under the plan (including the proposed performance share plan) in the form of either restricted stock or restricted stock units or any combination thereof.

 No award granted under the plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, or by the laws of descent and distribution, except that the committee may permit the designation of a beneficiary, and may permit transfers of awards to immediate family members or family trusts. Each award is exercisable, during such individual's lifetime, only by such individual, or, in certain circumstances, by an immediate family member or family trust, or if permissible under applicable law, by such individual's guardian or legal representative.

 The aggregate number of shares of the Company's common stock which may be issued under all awards granted during the period from January 1, 1994, through December 31, 1998, under this plan (including the proposed performance share plan) is 3,000,000 (subject to adjustment as described below). If any shares of common stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares, the shares previously set aside for such awards will be available for future awards under the plan. Except as otherwise provided under procedures adopted by the committee to avoid double counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards which allow the holder to receive or purchase shares will be counted against the aggregate number of shares available for granting awards under the plan.

 If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the shares of common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, the committee shall, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award.

TERMINATION

 The plan terminates on December 31, 1998, and no awards may be made after that date. However, unless otherwise expressly provided in the plan or an applicable award agreement, any award granted may extend beyond the end of such period.

AMENDMENT

 The board of directors may amend, alter or discontinue the plan at any time, provided that shareholder approval must be obtained for any such action that, absent such shareholder approval would, (i) cause Rule 16b-3 under the Securities Exchange Act of 1934 ("the Exchange Act") to become unavailable with respect to the plan; (ii) violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. applicable to the Company; or (iii) cause the Company to be unable, under the IRC, to grant incentive stock options under the plan. The committee may correct any defect, supply any omission, or reconcile any inconsistency in the plan or any award agreement in the manner and to the extent it shall deem desirable to carry the plan into effect. The committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively.

 The closing price per share of the Company's common stock on March 14, 1994, as reported on the New York Stock Exchange, was $__________.

FEDERAL TAX CONSEQUENCES

 The following is a summary of the principal federal income tax consequences generally applicable to awards under the plan. The grant of an option or SAR is not expected to result in any taxable income to the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction in the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

 With respect to other awards granted under the plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of common stock by the holder, and the Company will be entitled at that time to a tax deduction in the same amount.

 Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

 Under the plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) or other property to the Company to satisfy federal and state tax obligations.

ELIGIBLE EMPLOYEES

 Any employee of the Company and its affiliates selected by the committee is eligible to receive an award under the plan. It is currently the committee's intention to limit eligibility to the key management group, defined by level of job responsibility. There were approximately 490 persons employed by the Company and its subsidiaries as of March 14, 1994 who would be eligible as a class to receive awards under the plan, if eligibility is limited to the key management group. With the exception of 45,369 restricted stock units granted to 46 corporate officers on January 3, 1994, which grants are subject to shareholder approval of the plan at the 1994 annual meeting, the amount, type and recipients of awards under the plan other than awards to non-employee directors described below have not yet been determined. See "New Benefits Table" following item 5.

NON-EMPLOYEE DIRECTORS

 If the plan is approved by the shareholders, on the date of the 1994 annual meeting, each non-employee director in office following the meeting shall receive an award of 1,000 shares of restricted stock. These shares shall vest in three equal installments, on the dates of the annual shareholders meetings in each of the three succeeding years, if the director remains in office immediately following such meeting. In the event that in accordance with the Company's policy with respect to mandatory retirement of directors, any director is not nominated for election or ceases to serve as a director of the Company, all restricted stock so awarded which has not then vested shall immediately vest in full upon such director's retirement from the board. Subsequent to the date of the 1994 annual meeting, each non-employee director shall, upon the date of his or her initial election to the board, receive an award of 1,000 shares of restricted stock subject to the same vesting restrictions. If a director ceases to be a director prior to the date on which the award is fully vested for any reason other than mandatory retirement, any unvested portion of the award shall terminate and be irrevocably forfeited.

 In addition, each non-employee director shall be granted an option to purchase 1,000 shares on the date of the annual meeting of shareholders each year, commencing with the 1994 annual meeting, if the director will remain in office immediately following such meeting. The exercise price of each option shall be equal to 100 percent of the fair market value per share on the date of grant. Such options shall be non-qualified stock options, shall become exercisable six months after the date of grant, and shall terminate on the tenth anniversary of the date of grant. Such options shall also terminate three months following the date upon which the participant ceases to be a director of the Company, except that if the participant shall cease to be a director by reason of willful and material misconduct, the option shall terminate as of the date of such misconduct, and if the participant shall die while a director of the Company and he or she shall not have fully exercised the option, the option may be exercised at any time within 12 months after the participant's death, by the participant's legal representatives, but only to the extent of the full number of shares the participant was entitled to purchase under the option on the date of death.

BOARD RECOMMENDATION

 The board of directors recommends a vote "FOR" the proposal to approve the stock incentive plan, as set forth in Exhibit A to this proxy statement. The affirmative vote of a majority of the shares of common stock entitled to vote and present in person or by proxy at the annual meeting of shareholders will be necessary for approval of the plan.



                  ITEM 4: TO APPROVE THE PERFORMANCE SHARE PLAN

 Consistent with the compensation committee's determination to revise the Company's philosophy and approach toward compensating its executive officers, on February 10, 1994, the board of directors, upon the recommendation of the compensation committee, adopted a performance share plan designed to reward participants only if the Company's financial performance equals or exceeds the median performance of the S&P 500 (as measured by specific, objective criteria). The Company is seeking shareholder approval of the plan to qualify compensation paid under the plan through December 31, 1998, as "qualified performance-based compensation," as defined in Section 162(m) of the Code.

ELIGIBILITY

 The terms of the plan limit eligibility to receive an award thereunder to management or highly compensated employees, as selected by the committee. At the present time the compensation committee intends to limit participation in this plan to the most senior officers of the Company and/or its subsidiaries. The purpose of this limitation is to increase the incentives, and compensation risks, for the executives whose positions of responsibility can most affect the performance of the Company, with the goal of aligning their personal financial interests more closely with long-term shareholder interests. Directors of the Company or any affiliate of the Company who are not also employees of the Company or any affiliate are not eligible to participate in the plan. There were approximately 16 persons employed by the Company and its subsidiaries as of March 14, 1994, who the compensation committee believes would be currently eligible to receive awards under the plan.

ADMINISTRATION

 The plan is administered by the compensation committee of the board of directors. The committee has the authority to select the individuals to whom awards are granted, to determine the types of awards to be granted, the number of shares of common stock or stock units covered by such awards and to set the terms and conditions of such awards. The committee has the authority to establish rules for the administration of the plan, and determinations and interpretations with respect to the plan are at the sole discretion of the committee, whose determinations and interpretations are binding on all interested parties. The committee may delegate to one or more officers, or the board of directors may exercise, the committee's powers and duties under the plan with respect to individuals who are not subject to Section 16 of the Exchange Act.

AWARD FORMULA, BUSINESS CRITERIA

 Awards under the performance share plan, in the form of restricted stock units, may be granted commencing in 1994 for such performance periods as may be determined by the compensation committee of the board of directors. The right to have a performance-based award vest or become payable in any fashion will be determined solely on account of the attainment of one or more pre-established, objective performance goals selected by the compensation committee at the time of the grant of the performance-based award. Such goals will be based solely on one business criterion: total shareholder return (TSR) of the Company as compared to the Standard & Poor's 500 ("S&P 500") index of companies.

 Under the plan, the restricted stock units awarded may be earned by a participant, and become the property of the participant, only if the Company's TSR equals or exceeds the 50th percentile of the TSR of the companies included in the S&P 500 index in a given period. For purposes of the plan, TSR is defined as the appreciation in share price between the date of grant and the end of the performance period, plus dividends paid during the given period. The compensation committee has set the parameters of the performance share award formula for 1994, although the amount, type and recipients of awards under the plan have not yet been determined. See "Compensation Committee Report of Executive Compensation - Compensation Program for 1994 and Future Years - Long-term Incentive Compensation."

RESTRICTIONS ON AWARDS AND TRANSFERS

 No award granted under the plan may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the individual to whom it is granted.

 No participant may be granted any award or awards under the proposed performance share plan: (i) and any other stock-based benefit plan adopted by the Company (including, if adopted at the 1994 annual meeting, the Company's stock incentive plan) of more than 90,000 shares in the aggregate, in any calendar year, or (ii) exceeding 90,000 shares, in the aggregate during the period from January 1, 1994, through December 31, 1998.

 All restricted stock units granted pursuant to the plan will be issued by the Company under, and in conformity with, the terms and conditions of the Company's stock incentive plan. See "Item 3: Approval of the Stock Incentive Plan." Therefore, if the Company's shareholders do not approve item 3 at the 1994 annual meeting of shareholders, the performance share plan, even if separately approved by the shareholders at that meeting, will not become effective by its terms. The aggregate number of shares of the Company's common stock which may be issued under all awards granted during the period from January 1, 1994, through December 31, 1998, under the incentive stock plan (and, therefore, including the performance share plan) is 3,000,000 shares.

FEDERAL TAX CONSEQUENCES

 The following is a summary of the principal Federal income tax consequences generally applicable to awards expected to be made under the performance share plan. The grant of a performance share restricted stock unit is not expected to result in any taxable income for a participant. The issuance of shares of common stock when a stock unit is earned will be taxable to the participant as ordinary income for the fair market value of the shares at that time. Subject to the usual rules concerning reasonable compensation, and assuming as expected that compensation paid under the performance share plan is "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Company will be entitled to a tax deduction for that same amount at the time a participant recognizes ordinary income. There are not expected to be any tax consequences to the Company in connection with a subsequent disposition of the shares acquired by a participant pursuant to the performance share plan.


 Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received when stock units are earned may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of such acquisition. Accordingly, the amount of any ordinary income recognized and the amount of the Company's tax deduction are determined as of the end of such period.

 Under the stock incentive plan to be voted upon by the shareholders at the 1994 annual meeting (see "Item 3: Approval of the Stock Incentive Plan"), the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations. Because shares received when stock units are earned are being issued pursuant to the stock incentive plan, participants will have the opportunity to use this method to pay their tax liability.

TERMINATION

 The plan terminates on December 31, 1998, and no awards may be made after that date. However, unless otherwise expressly provided in the plan or an applicable award agreement, any award granted may extend beyond the end of such period.

AMENDMENT

 The compensation committee may amend, alter or discontinue the plan at any time, provided that shareholder approval must be obtained for any such action that, absent such shareholder approval would (i) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the plan; or (ii) violate the rules or regulations of the New York Stock Exchange, or any other securities exchange or the National Association of Securities Dealers, Inc., applicable to the Company. The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award agreement in the manner and to the extent it shall deem desirable to carry the plan into effect. The committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

BOARD RECOMMENDATION

 The board of directors recommends a vote "FOR" the proposal to approve the performance share plan. The affirmative vote of a majority of the shares of common stock entitled to vote and present in person or by proxy at the annual meeting of shareholders will be necessary for approval of the plan.

                  ITEM 5: TO APPROVE THE ANNUAL INCENTIVE PLAN

 Consistent with the compensation committee's determination to revise the Company's philosophy and approach toward compensating its executive officers, on November 12, 1993, the board of directors, upon the recommendation of the compensation committee, adopted an annual incentive plan designed to reward participants only if the Company's financial performance equals or exceeds the median performance of the S&P 500 (as measured by specific, objective criteria). The Company is seeking shareholder approval of the plan to qualify compensation paid under the plan through December 31, 1998, as "qualified performance-based compensation," as defined in Section 162(m) of the Code.

ELIGIBILITY

 The terms of the plan limit eligibility to receive an award to management or highly compensated employees, as selected by the committee. At the present time, the compensation committee intends to limit participation in this plan to corporate and subsidiary officers and business unit managers. The purpose of this limitation is to increase the incentives, and compensation risks, for the officers and managers whose positions of responsibility can most affect the performance of the Company, with the goal of aligning their personal financial interests more closely with long-term shareholder interests. Directors of the Company or any affiliate of the Company who are not also employees of the Company or any affiliate are not eligible to participate in the plan. There were approximately 52 persons employed by the Company and its subsidiaries as of March 14, 1994, who the committee believes would currently be eligible as a class to receive awards under the plan.

ADMINISTRATION

 The plan is administered by the compensation committee of the board of directors. The committee has the authority to select the individuals to whom awards are granted, to set the terms and conditions of such awards and to determine whether the payment of any amounts received under any award shall or may be deferred. The committee has the authority to establish rules for the administration of the plan, and determinations and interpretations with respect to the plan are at the sole discretion of the committee, whose determination and interpretations are binding on all interested parties. The committee may delegate to one or more officers, or the board may exercise, the committee's powers and duties under the plan with respect to individuals who are not subject to Section 16 of the Exchange Act.

AWARD FORMULA, BUSINESS CRITERIA

 Compensation under the plan is determined in accordance with a pre-established performance goal (or goals) selected by the compensation committee at the time of the award which goal, with respect to the executive officers named in the Company's annual proxy statement will be based upon the Company's return on average capital employed (ROACE). Under all circumstances, however, no incentive amount shall be earned or payable under the plan unless the Company's ROACE for a performance period selected by the compensation committee equals or exceeds the ROACE of the 50th percentile of the companies included in the S&P 500 for such periods as the compensation committee may select. For the named executive officers, awards under the plan will increase as the Company's ROACE, as measured against the S&P 500, exceeds the 50th percentile, such increases to occur in the manner to be determined in advance of a performance period by the compensation committee. For other key management employees participating in the plan, awards will be based on individual, pre-established criteria to be set by the compensation committee in advance of the performance period. Such criteria for these participants may not be related to Company ROACE, and are likely to include financial and nonfinancial performance goals that are tied to the results achieved by such individual's business unit or as a result of such individual's area of responsibility.

 The compensation goal of this plan is to provide total cash compensation (base salary and annual incentive) commensurate with the Company's financial performance. For 1994, the compensation committee has set the ROACE award formula for the named executive officers such that, if the Company's ROACE equals the 75th percentile of the S&P 500, total cash compensation will be equal to that paid for similar managerial positions at the 75th percentile of comparable companies; therefore, the compensation committee has retained the right under the plan to reduce, but not to increase, the resulting formula awards to the named executive officers. With respect to all other plan participants, the committee has retained the right to increase or decrease awards resulting from such individual's achievement of his or her particular performance goals.

See "Compensation Committee Report on Executive Compensation - Compensation Programs for 1994 and Future Years - Annual Incentive Compensation."

INVESTMENT ELECTIONS, DIVIDEND AND VOTING RIGHTS

 A participating employee may irrevocably elect, on an annual basis, prior to January 1 of the year in which the annual incentive amount may be earned, either
(i) to receive all or a percentage (as designated by the compensation committee) of such incentive award for such year in the form of restricted shares of Company common stock, or (ii) to defer receipt of all or a percentage (as designated by the compensation committee) of such incentive award for such year in accordance with the Company's deferred compensation plan, or (iii) some combination of both alternatives (plus the alternative not to defer such award).

 In consideration of foregoing the cash portion of the incentive award for shares of restricted stock, and subjecting such amount to possible forfeiture, as explained below, the amount so foregone will be increased by 25 percent for purposes of determining the number of shares of restricted stock to be credited to each participant making such election. Shares of Company common stock will then be issued or purchased by the Company at a price equal to the closing price per share, as reported on the NYSE on the date of issuance or purchase, and stock certificates, with appropriate legends concerning applicable restrictions, will be issued in the name of each participant in the amount of the whole number of shares so issued or purchased. Such certificates will be held by the Company until the restrictions on ownership, as explained below, have either been satisfied or the shares have been forfeited.

 Participants electing to receive shares of restricted stock will also be entitled to vote all shares issued in their names, and will receive all cash dividends declared on the outstanding shares of Company common stock until such time, if ever, as such shares are forfeited.

 If the participant elects to receive shares of restricted stock, such shares shall be issued in accordance with, and subject to the terms and conditions of, the Company's stock incentive plan. See "Item 3: Approval of the Stock Incentive Plan." Therefore, if the Company's shareholders do not approve
Item 3 at the 1994 annual meeting of shareholders, this election alternative will be eliminated for the annual incentive plan.

 For information concerning amounts that may be received by the named executive officers and other groups of officers and directors under this plan if it is approved by the shareholders at the 1994 annual meeting, see the "New Plan Benefits" table following item 5 herein.

RESTRICTIONS ON AWARDS AND TRANSFERS

 For each year during the period of 1994 through 1998, the amounts of incentive compensation that may be paid to the chief executive officer and any other participant under the plan shall not exceed in value the amount of $800,000 (whether received in the form of cash or shares of restricted stock). The 90,000 share annual and five-year cumulative award limitations described with respect to the performance share plan (see "Item 4: Approval of the Performance Share Plan - Restrictions on Awards and Transfers") will not apply to the shares of restricted stock issued under the annual incentive plan because such shares will be issued, if at all, due to the election of the participant and not to direct share awards made by the compensation committee.

 The compensation committee may in its discretion reduce incentive compensation payments under the plan to individual officers or to all others regardless of the Company's ROACE.

 Participants electing the restricted stock alternative under the plan may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any such shares prior to the vesting date for such shares.

FEDERAL TAX CONSEQUENCES

 The following is a summary of the principal Federal income tax consequences generally applicable to awards expected to be made under the annual incentive plan. The amount of any cash received pursuant to the plan is taxable as ordinary income to a participant. Subject to the usual rules concerning reasonable compensation, and assuming as expected that compensation paid under the plan is "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code, the Company will be entitled to a tax deduction for that same amount at the time a participant recognizes ordinary income.

 With respect to participants who receive shares of common stock pursuant to the plan that are not transferable and subject to a substantial risk of forfeiture, unless a special election is made pursuant to the Code, the participant must recognize ordinary income equal to the fair market value of such shares, determined as of the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. As described above, the Company is expected to be entitled at that time to a tax deduction for that same amount. There are not expected to be any tax consequences to the Company in connection with a subsequent disposition of the shares acquired by a participant pursuant to the plan.

 Under the stock incentive plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participants) to the Company to satisfy Federal and state tax obligations. Because shares received under the annual incentive plan are being issued pursuant to the stock incentive plan, participants will have the opportunity to use this method to pay their tax liability.

TERMINATION

 The plan terminates on December 31, 1998, and no awards may be made after that date. However, unless otherwise expressly provided in the plan or an applicable award agreement, any award granted may extend beyond the end of such period.

AMENDMENT

 The board of directors may amend, alter or discontinue the plan at any time, provided that shareholder approval must be obtained for any such action that, absent such shareholder approval would (i) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the plan; or (ii) violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc., applicable to the Company.
The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award agreement in the manner and to the extent it shall deem desirable to carry the plan into effect. The committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

BOARD RECOMMENDATION

 The board of directors recommends a vote "FOR" the proposal to approve the annual incentive plan. The affirmative vote of a majority of the shares of common stock entitled to vote and present in person or by proxy at the annual meeting of shareholders will be necessary for approval of the plan.


- -----------------------------------------------------------------------------------------------------
                                        NEW PLAN BENEFITS(1)
- -----------------------------------------------------------------------------------------------------
                                                                                           ANNUAL
                                                                                          INCENTIVE
                                                          STOCK INCENTIVE PLAN(2)           PLAN (3)
- -----------------------------------------------------------------------------------------------------
                                                          DOLLAR         NUMBER
               NAME AND POSITION                        VALUE ($)       OF UNITS
- -----------------------------------------------------------------------------------------------------
Harold V. Haverty                                         399,991         10,738         0 - 300,000
  Chairman of the Board, President and Chief
Executive Officer
- -----------------------------------------------------------------------------------------------------
Jerry K. Twogood                                          259,968          6,979         0 - 180,000
  Executive Vice President and Chief Operating Officer
- -----------------------------------------------------------------------------------------------------
Charles M. Osborne                                        101,767          2,732         0 - 84,700
  Senior Vice President and Chief Financial Officer
- -----------------------------------------------------------------------------------------------------
Arnold A. Angeloni                                         99,569          2,673         0 - 86,600
  President, Business Systems Division
- -----------------------------------------------------------------------------------------------------
Kenneth J. Chupita                                         84,781          2,276         0 - 72,200
  Senior Vice President
- -----------------------------------------------------------------------------------------------------
Executive Group                                           946,076         25,398         0 - 723,500
- -----------------------------------------------------------------------------------------------------
Non-executive Director Group                                    0         14,000              -
- -----------------------------------------------------------------------------------------------------
Non-executive Officer Employee Group                      743,920         19,971         0-1,034,400
- -----------------------------------------------------------------------------------------------------
           Total Executive and Non-executive            1,689,996         59,369         0-1,757,900
- -----------------------------------------------------------------------------------------------------

(1)This table does not contain information as to the number of units or dollar value of awards under the proposed performance share plan because the compensation committee has not made any awards to any eligible participants under this plan.

(2)The information in this table for the stock incentive plan refers to restricted stock units that were granted to officers on January 3, 1994, and 7,000 restricted stock units to be granted to the non-executive director group on the date of the annual meeting, subject to approval of this plan by the Company's shareholders. The dollar value shown for the units granted to the corporate officers is based on the closing price per share of the Company's common stock on the New York Stock Exchange on January 3, 1994. The dollar value shown for the units to be granted to the non-executive officer director group is based on the price of the stock on March 14, 1994, the record date for the mailing of this proxy statement. The remaining 7,000 units shown for the non-executive director group are stock options to be granted to non-executive officer directors if the stock incentive plan is approved by the shareholders. Because such options will be granted at 100 percent of the fair market value as of the date of the annual meeting, no dollar value has been attributed to such options.

(3)Because the awards to be made under the proposed annual incentive plan will be made in cash (although recipients may defer the cash and elect to receive shares of restricted stock instead), no "units" are shown in the table for this plan. Additionally, awards depend upon the Company's ROACE performance as described in item 5 of this proxy statement. The maximum award in 1994 shown for the named executive officers will be made only in the event that the Company's ROACE exceeds the 90th percentile of the S&P 500 ROACE. The maximum award shown on the table for each of the named executive officers may be decreased, but not increased, at the direction of the compensation committee. See "Compensation Committee Report on Executive Compensation - Compensation Programs for 1994 and Future Years - Annual Incentive Compensation" and Item 5 - To Approve the Annual Incentive Plan."


                    ITEM 6: SELECTION OF INDEPENDENT AUDITORS

 The board of directors, upon the recommendation of its audit committee, has selected Deloitte & Touche as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1994, and to perform other accounting services. Deloitte & Touche has acted as independent auditors of the Company since 1964.

 Representatives of Deloitte & Touche are not expected to be present at the 1994 annual shareholders meeting. Although it is not required to do so, the board of directors has submitted the selection of Deloitte & Touche to the shareholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of Deloitte & Touche. If the selection is not ratified, the board of directors will reconsider its selection of Deloitte & Touche. The board of directors unanimously recommends the ratification of its selection of Deloitte & Touche as independent auditors.

                                 OTHER BUSINESS

 The board of directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and knows of no other business to come before the meeting. If any other matters are brought before the meeting, the proxies will vote on such matters in accordance with their judgment of the best interests of the Company.


SHAREHOLDER PROPOSALS

 Any shareholder proposals intended to be presented at the Company's 1995 annual shareholders meeting must be received by the Company no later than November 22, 1994, to be included in the proxy statement for that meeting.



                                                     For the board of directors:



                                                                 John H. LeFevre
                                                                       Secretary



March 22, 1994

                                                                       EXHIBIT A

                     DELUXE CORPORATION STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.

 The purpose of the plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company's business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.

SECTION 2. DEFINITIONS.

 As used in the plan, the following terms shall have the meanings set forth below:

 (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the committee.

 (b) "Award" shall mean any option, stock appreciation right, restricted stock, restricted stock unit, performance award, dividend equivalent or other stock-based award granted under the plan.

 (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any award granted under the plan.

 (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

 (e) "Committee" shall mean a committee of the board of directors of the Company designated by such board to administer the plan, which shall consist of members appointed from time to time by the board of directors and shall be comprised of not fewer than such number of directors as shall be required to permit the plan to satisfy the requirements of Rule 16b-3. Each member of the committee shall be a disinterested person" within the meaning of Rule 16b-3 and an outside director" within the meaning of Section 162(m) of the Code.

 (f) "Company" shall mean DELUXE CORPORATION, a Minnesota corporation, and any successor corporation.

 (g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the plan.

 (h) "Eligible Person" shall mean any employee (as determined by the committee) providing services to the Company or any affiliate who the committee determines to be an eligible person. A non-employee director shall not be an eligible person.

 (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the committee.

 (j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

 (k) "Non-Employee Director" shall have the meaning provided in Section 7.1 of the plan.

 (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the plan that is not intended to be an incentive stock option.

 (m) "Option" shall mean an incentive stock option or a non-qualified stock option.

 (n) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the plan.

 (o) "Participant" shall mean an eligible person designated to be granted an award under the plan.

 (p) "Performance Award" shall mean any right granted under Section 6(d) of the plan.

 (q) "Person" shall mean any individual, corporation, partnership, association or trust.

 (r) "Plan" shall mean this stock incentive plan, as amended from time to time.

 (s) "Restricted Stock" shall mean any share granted under Section 6(c) of the plan.

 (t) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the plan evidencing the right to receive a share (or a cash payment equal to the fair market value of a share) at some future date.

 (u) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

 (v) "Shares" shall mean shares of common stock, $1.00 par value, of the Company or such other securities or property as may become subject to awards pursuant to an adjustment made under Section 4(c) of the plan.

 (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the plan.

SECTION 3. ADMINISTRATION.

 (a) POWER AND AUTHORITY OF THE COMMITTEE. The plan shall be administered by the committee. Except as provided in Section 7 and subject to the express provisions of the plan and to applicable law, the committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to each participant under the plan; (iii) determine the number of shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each award; (iv) determine the terms and conditions of any award or award agreement; (v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of options or the lapse of restrictions relating to restricted stock or other awards; (vi) determine whether, to what extent and under what circumstances awards may be exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares, other securities, other awards, other property and other amounts payable with respect to an award under the plan shall be deferred either automatically or at the election of the holder thereof or the committee; (viii) interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the plan; and (x) make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan. Unless otherwise expressly provided in the plan, all designations, determinations, interpretations and other decisions under or with respect to the plan or any award shall be within the sole discretion of the committee, may be made at any time and shall be final, conclusive and binding upon any participant, any holder or beneficiary of any award and any employee of the Company or any affiliate.

 (b) DELEGATION. The committee may delegate its powers and duties under the plan to one or more officers of the company or an affiliate or a committee of such officers, subject to such terms, conditions and limitations as the committee may establish in its sole discretion; provided, however, that the committee shall not delegate its powers and duties under the plan with regard to officers or directors of the Company or any affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

 (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(c), the number of shares available for granting awards under the plan shall be 3,000,000. Shares to be issued under the plan may be either shares reacquired or authorized but unissued shares. If any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for grants under the plan.

 (b) ACCOUNTING FOR AWARDS. For purposes of this Section 4, if an award entitles the holder thereof to receive or purchase shares, the number of shares covered by such award or to which such award relates shall be counted on the date of grant of such award against the aggregate number of shares available for grants under the plan.

 (c) ADJUSTMENTS. In the event that the committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange



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

of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of awards, (ii) the number and type of shares (or other securities or other property) subject to outstanding awards and (iii) the purchase or exercise price with respect to any award; provided, however, that the number of shares covered by any award or to which such award relates shall always be a whole number.

 (d) AWARDS LIMITATION UNDER THE PLAN. No eligible person may be granted any award or awards under the plan (including the Company's performance share plan) of more than 90,000 shares, in the aggregate, in any calendar year. The foregoing limitation shall not include any shares acquired pursuant to the annual incentive plan. Furthermore, no more than 1,000,000 shares, in the aggregate, may be issued under the plan (including the Company's performance share plan) in the form of either restricted stock or restricted stock units or any combination thereof.

SECTION 5. ELIGIBILITY.

 Any eligible person, including any eligible person who is an officer or director of the Company or any affiliate, shall be eligible to be designated a participant. In determining which eligible persons shall receive an award and the terms of any award, the committee may take into account the nature of the services rendered by the respective eligible persons, their present and potential contributions to the success of the Company, and such other factors as the committee, in its discretion shall deem relevant. Notwithstanding the foregoing, incentive stock options may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an incentive stock option shall not be granted to an employee of an affiliate unless such affiliate is also a subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6. AWARDS.

 (a) OPTIONS. The committee is hereby authorized to grant options to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

     (i) EXERCISE PRICE. The purchase price per share purchasable under an option shall be determined by the committee; provided, however, that such purchase price shall not be less than 100 percent of the fair market value of a share on the date of grant of such option.

     (ii) OPTION TERM. The term of each option shall be fixed by the committee.

     (iii) TIME AND METHOD OF EXERCISE. The committee shall determine the time or times at which an option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

 (b) STOCK APPRECIATION RIGHTS. The committee is hereby authorized to grant stock appreciation rights to participants subject to the terms of the plan and any applicable award agreement. A stock appreciation right granted under the plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the fair market value of one share on the date of exercise (or, if the committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the stock appreciation right as specified by the committee, which price shall not be less than 100 percent of the fair market value of one share on the date of grant of the stock appreciation right. Subject to the terms of the plan and any applicable award agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the committee. The committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

 (c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The committee is hereby authorized to grant awards of restricted stock and restricted stock units to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

     (i) RESTRICTIONS. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto or with respect to a restricted stock unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the committee may deem appropriate.

     (ii) STOCK CERTIFICATES. Any restricted stock granted under the plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock. In the case of restricted stock units, noshares shall be issued at the time such awards are granted.

     (iii) FORFEITURE; Delivery of Shares. Except as otherwise determined by the committee, upon termination of employment (as determined under criteria established by the committee) during the applicable restriction period, all shares of restricted stock and all restricted stock units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units. Any share representing restricted stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units evidencing the right to receive shares, such shares shall be issued and delivered to the holders of the restricted stock units, subject to the provisions of the plan and any applicable award agreement.

 (d) PERFORMANCE AWARDS. The committee is hereby authorized to grant performance awards to participants subject to the terms of the plan and any applicable award agreement. A performance award granted under the plan (i) may be denominated or payable in cash, shares (including, without limitation, restricted stock), other securities, other awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the committee shall establish. Subject to the terms of the plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award, and any other terms and conditions of any performance award shall be determined by the committee.

 (e) DIVIDEND EQUIVALENTS. The committee is hereby authorized to grant to participants dividend equivalents under which such participants shall be entitled to receive payments (in cash, shares, other securities, other awards or other property as determined in the discretion of the committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the committee. Subject to the terms of the plan and any applicable award agreement, such dividend equivalents may have such terms and conditions as the committee shall determine.

 (f) OTHER STOCK-BASED AWARDS. The committee is hereby authorized to grant to participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as are deemed by the committee to be consistent with the purpose of the plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the plan and any applicable award agreement, the committee shall determine the terms and conditions of such awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), as the committee shall determine, the value of which consideration, as established by the committee, shall not be less than 100 percent of the fair market value of such shares or other securities as of the date such purchase right is granted.

(g) GENERAL

     (i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

     (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the committee, be granted either alone or in addition to, in tandem with, or in substitution for any other award or any award granted under any plan of the Company or any affiliate other than the plan. Awards granted in addition to or in tandem with other awards or in addition to or in tandem with awards granted under any such other plan of the Company or any affiliate, may be granted either at the same time as or at a different time from the grant of such other award or awards.

     (iii) FORMS OF PAYMENTS UNDER AWARDS. Subject to the terms of the plan and of any applicable award agreement, payments or transfers to be made by the Company or an affiliate upon the grant, exercise or payment of an award may be made in such form or forms as the committee shall determine (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

     (iv) LIMITS ON TRANSFER OF AWARDS. No award and no right under any such award shall be transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the committee, a participant may, in the manner established by the committee, (x) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant, or (y) transfer an award (other than an incentive stock option) to any member of such participant's immediate family" (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such participant's immediate family." Each award or right under any award shall be exercisable during the participant's lifetime only by the participant, or by a member of such participant's immediate family or a trust for members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law, by the participant's guardian or legal representative. No award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

     (v) TERM OF AWARDS. The term of each award shall be for such period as may be determined by the committee.

     (vi) RESTRICTIONS; Securities Exchange Listing. All certificates for shares or other securities delivered under the plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the committee may deem advisable under the plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any shares or other securities covered by an award unless and until such shares or other securities have been admitted for trading on such securities exchange.

SECTION 7. AWARDS AND OPTIONS TO NON-EMPLOYEE DIRECTORS.

 7.1 ELIGIBILITY. If this plan is approved by the shareholders of the Company at the annual meeting of the shareholders in 1994 (the 1994 annual meeting), shares of restricted stock and options shall be granted automatically under the plan to each member of the board of directors who is not an employee of the Company or of any affiliate of the Company (a non-employee director) under the terms and conditions contained in this Section 7. The authority of the committee under this Section 7 shall be limited to ministerial and non-discretionary matters.

 7.2 ONE-TIME AWARD OF RESTRICTED STOCK. Upon the date of the 1994 annual meeting, each non-employee director in office following the meeting shall receive an award of 1,000 shares of restricted stock. These shares shall vest in three equal installments, on the dates of the annual shareholder meeting in each of the three succeeding years, if such director remains in office immediately following such meeting. In the event that in accordance with the Company's policy with respect to mandatory retirement of directors, any director is not nominated for election or ceases to serve as a director of the Company, all restricted stock so awarded shall immediately vest in full upon such director's retirement from the board. Subsequent to the date of the 1994 annual meeting, each non-employee director shall, upon the date of his or her initial election to the board, receive an award of 1,000 shares of restricted stock subject to the same vesting restrictions. If a director ceases to be a director prior to the date on which the award is fully vested for any reason other than mandatory retirement, any unvested portion of the award shall terminate and be irrevocably forfeited. Such awards shall be subject to Sections 6(c), 9 and 10 of this plan.

 7.3 ANNUAL OPTION GRANTS. Each non-employee director shall be granted an option to purchase 1,000 shares on the date of the annual meeting of shareholders each year, commencing with the 1994 annual meeting, if the director will remain in office immediately following such meeting. The exercise price of each option shall be equal to 100 percent of the fair market value per share on the date of grant. Such options shall be non-qualified stock options, shall become exercisable six months after the date of grant, and shall terminate on the tenth anniversary of the date of grant, unless previously exercised or terminated. Such options shall be subject to the terms and conditions of Sections 6(a), 9 and 10 of the plan and to other standard terms and conditions contained in the form of non-qualified stock option used by the Company from time to time. Such options shall also terminate three months following the date upon which the participant ceases to be a director of the Company, except that:

     (i) In the event that a director who is granted an option shall cease to be a director of the Company by reason of such director's willful and material misconduct, the option shall terminate as of the date of such misconduct, and

     (ii) If a director who is granted an option shall die while a director of the Company or within three months after he or she ceases to be a director of the Company for any reason other than willful and material misconduct, or if such director ceases to be a director of the Company by reason of his or her disability, and he or she shall not have fully exercised the option, the option may be exercised at any time within 12 months after such director's death, or 12 months after cessation of directorship, by such director's legal representatives, or devisees, but only to the extent of the full number of shares such director was entitled to purchase under the option on the date of death or cessation of directorship.

 7.4 AMENDMENTS TO SECTION 7. The provisions of this Section 7 may not be amended more often than once every six months other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the respective rules promulgated under either statute.

SECTION 8. AMENDMENT AND TERMINATION; ADJUSTMENTS.

 Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the plan:

 (a) AMENDMENTS TO THE PLAN. The board of directors of the Company may amend, alter, suspend, discontinue or terminate the plan; provided, however, that, notwithstanding any other provision of the plan or any award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

     (i) would cause Rule 16b-3 to become unavailable with respect to the plan;

     (ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc., that are applicable to the Company; or

     (iii) would cause the Company to be unable, under the Code, to grant incentive stock options under the plan.

 (b) AMENDMENTS TO AWARDS. The committee may waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively. The committee may not amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, without the consent of the participant or holder or beneficiary thereof, except as otherwise herein provided.

 (c) CORRECTION OF DEFECTS, Omissions and Inconsistencies. The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem desirable to carry the plan into effect.

SECTION 9. INCOME TAX WITHHOLDING.

 In order to comply with all applicable federal or state income tax laws or regulations, the committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a participant, are withheld or collected from such participant. In order to assist a participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company shares or other property other than shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes. The election, if any, must be on or before the date that the amount of tax to be withheld is determined.

SECTION 10. GENERAL PROVISIONS.


 (a) NO RIGHTS TO AWARDS. No eligible person, participant or other person shall have any claim to be granted any award under the plan, and there is no obligation for uniformity of treatment of eligible persons, participants or holders or beneficiaries of awards under the plan. The terms and conditions of awards need not be the same with respect to any participant or with respect to different participants.

 (b) AWARD AGREEMENTS. No participant will have rights under an award granted to such participant unless and until an award agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the participant.

 (c) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

 (d) NO RIGHT TO EMPLOYMENT. The grant of an award shall not be construed as giving a participant the right to be retained in the employ of the Company or any affiliate, nor will it affect in any way the right of the Company or the affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an affiliate may at any time dismiss a participant from employment free from any liability or any claim under the plan, unless otherwise expressly provided in the plan or in any award agreement.

 (e) GOVERNING LAW. The validity, construction and effect of the plan or any award, and any rules and regulations relating to the plan or any award, shall be determined in accordance with the laws of the State of Minnesota.

 (f) SEVERABILITY. If any provision of the plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the plan or any award under any law deemed applicable by the committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the committee, materially altering the purpose or intent of the plan or the award, such provision shall be stricken as to the plan or such jurisdiction or award, and the remainder of the plan or any such award shall remain in full force and effect.

 (g) NO TRUST OR FUND CREATED. Neither the plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

 (h) NO FRACTIONAL SHARES. No fractional shares shall be issued or delivered pursuant to the plan or any award, and the committee shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

 (i) HEADINGS. Headings are given to the sections and subsections of the plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

 (j) OTHER BENEFITS. No compensation or benefit awarded to or realized by any participant under the plan shall be included for the purpose of computing such participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

SECTION 11. SECTION 16(b) COMPLIANCE.

 The plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events the plan shall be construed in accordance with the requirements of Rule 16b-3. If any plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The board, in its absolute discretion, may bifurcate the plan so as to restrict, limit or condition the use of any provision of the plan to participants who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the plan with respect to other participants.

SECTION 12. EFFECTIVE DATE OF THE PLAN.

 The plan shall be effective as of December 22, 1993, subject to approval by the shareholders of the Company within one year thereafter.

SECTION 13. TERM OF THE PLAN.

 Unless the plan shall have been discontinued or terminated as provided in
Section 8(a), the plan shall terminate on December 31, 1998. No award shall be granted after the termination of the plan. However, unless otherwise expressly provided in the plan or in an applicable award agreement, any award theretofore granted may extend beyond the termination of the plan, and the authority of the committee provided for hereunder with respect to the plan and any awards, and the authority of the board of directors of the Company to amend the plan, shall extend beyond the termination of the plan.